Exhibit 1.2

Execution Version

CHUBB INA HOLDINGS LLC
(a Delaware limited liability company)

Debt Securities

Unconditionally Guaranteed as to Payment of
Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

May 18, 2026

To:	CHUBB INA HOLDINGS LLC 2000 Arch Street, Philadelphia, PA 19103

CHUBB LIMITED
Bärengasse 32,
CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell $1,000,000,000 aggregate principal amount of its senior debt securities due 2036 (the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With Respect to the Underwritten Securities

Underwriter	Aggregate Principal Amount of Underwritten Securities
Barclays Capital Inc.	$175,000,000
Wells Fargo Securities, LLC	$175,000,000
Citigroup Global Markets Inc.	$70,000,000
HSBC Securities (USA) Inc.	$70,000,000
J.P. Morgan Securities LLC	$70,000,000
ANZ Securities, Inc.	$50,000,000
BNP Paribas Securities Corp.	$50,000,000
Deutsche Bank Securities Inc.	$50,000,000
Loop Capital Markets LLC	$50,000,000
MUFG Securities Americas Inc.	$50,000,000
Standard Chartered Bank	$50,000,000
UBS Securities LLC	$50,000,000
BNY Mellon Capital Markets, LLC	$10,000,000
BofA Securities, Inc.	$10,000,000
Drexel Hamilton, LLC	$10,000,000
Goldman Sachs & Co. LLC	$10,000,000
ING Financial Markets LLC	$10,000,000
PNC Capital Markets LLC	$10,000,000
RBC Capital Markets, LLC	$10,000,000
Scotia Capital (USA) Inc.	$10,000,000
Siebert Williams Shank & Co., LLC	$10,000,000
Total:	$1,000,000,000

The Underwritten Securities shall have the following terms:

Title:	5.300% Senior Notes due 2036
Rank:	Senior Debt
Ratings (Moody’s / S&P / Fitch):
Aggregate principal amount:	$1,000,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula:	5.300% per annum
Interest payment dates:	Each May 20 and November 20, beginning November 20, 2026
Regular record dates:	Each May 5 and November 5
Stated maturity date:	May 20, 2036

2

Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated May 18, 2026 to the Prospectus dated October 3, 2024,

•     Make-Whole Call prior to February 20, 2036 (T + 15 bps)

•     Par Call on or after February 20, 2036

Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.823% of the principal amount, plus accrued interest, if any, from, and including, May 20, 2026, if settlement occurs after that date
Purchase price:	99.373% of the principal amount, plus accrued interest, if any, from May 20, 2026, if settlement occurs after that date
Form:	Global certificates representing the Underwritten Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	3:00 P.M. New York City time
Other terms and conditions:	The Underwritten Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten Securities), the “Senior Indenture”). For purposes of the Underwritten Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+2 (May 20, 2026)
Closing date and location:	May 20, 2026; Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

3

Notices: Notice to the Underwriters shall be directed to the following, as Representatives, as follows:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: 646-834-8133

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS LLC (a Delaware limited liability company) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 550 Madison Avenue, New York, New York 10022, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4

This Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Terms Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please accept this offer no later than 3:00 P.M. (New York City time) on May 18, 2026 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

5

Very truly yours,

Barclays Capital Inc.

By:	/s/ Tom McIntosh
Name:	Tom McIntosh
Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

Acting on behalf of themselves and as Representatives of the other named Underwriters.

[Signature Page to Terms Agreement]

Accepted:

CHUBB INA HOLDINGS LLC

By:	/s/ Drew K. Spitzer
Name:	Drew K. Spitzer
Title:	Treasurer

CHUBB LIMITED

By:	/s/ Mark Budil
Name:	Mark Budil
Title:	Chief Financial Officer of Chubb Switzerland

[Signature Page to Terms Agreement]

Schedule I

ISSUER FREE WRITING PROSPECTUS(ES)

Final Term Sheet dated May 18, 2026 (attached hereto as Schedule II)

Schedule II

Pricing Term Sheet

Supplementing the Preliminary Prospectus	Filed Pursuant to Rule 433
Supplement dated May 18, 2026	Registration Statement No. 333-282482
(To Prospectus dated October 3, 2024)	and 333-282482-02

$1,000,000,000
Chubb INA Holdings LLC

5.300% Senior Notes due 2036
Fully and Unconditionally Guaranteed by
Chubb Limited

Pricing Term Sheet

May 18, 2026

Issuer:	Chubb INA Holdings LLC
Guarantor:	Chubb Limited
Ratings (Moody’s / S&P / Fitch)(1):
Offering Format:	SEC Registered
Security Type:	Senior Unsecured Notes
Description of Securities:	5.300% Senior Notes due 2036 (the “Notes”)
Pricing Date:	May 18, 2026
Settlement Date(2):	May 20, 2026 (T+2)
Maturity Date:	May 20, 2036
Aggregate Principal Amount:	$1,000,000,000
Public Offering Price:	99.823% of the principal amount, plus accrued interest from, and including, May 20, 2026, if settlement occurs after that date
Coupon (Interest Rate):	5.300%
Interest Payment Dates:	Semi-annually on May 20 and November 20, commencing November 20, 2026
Benchmark Treasury:	UST 4.375% due May 15, 2036
Benchmark Treasury Price / Yield:	98-06 / 4.603%

Spread to Benchmark Treasury:	72 basis points
Yield to Maturity:	5.323%
Optional Redemption:	In each case, as described in the Preliminary Prospectus Supplement
● Make-Whole Call prior to February 20, 2036 (T + 15 basis points)
● Par Call on or after February 20, 2036
CUSIP/ISIN:	171239 AN6 / US171239AN62
Joint Book-Running Managers:	Barclays Capital Inc. Wells Fargo Securities, LLC Citigroup Global Markets Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC
Co-Managers:

ANZ Securities, Inc.

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

MUFG Securities Americas Inc.

Standard Chartered Bank

UBS Securities LLC

BNY Mellon Capital Markets, LLC

BofA Securities, Inc.

Drexel Hamilton, LLC

Goldman Sachs & Co. LLC

ING Financial Markets LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Siebert Williams Shank & Co., LLC

Scotia Capital (USA) Inc.

(1)            Note: A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. Each rating is subject to revision or withdrawal at any time by the assigning rating organization.

(2)            It is expected that delivery of the notes will be made against payment therefor on or about May 20, 2026, which is the second business day following the date hereof. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

II-2

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Barclays Capital Inc., at (888) 603-5847 and Wells Fargo Securities, LLC at 1-800-645-3751.

This Pricing Term Sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, including as the same forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

No EEA PRIIPs KID or UK PRIIPs KID/CCI product summary – No EEA PRIIPs or UK PRIIPs key information document (KID)/CCI product summary has been prepared as not available to retail in EEA or UK.

In the UK, this Pricing Term Sheet and any other document or materials relating to the issue of the Notes offered hereby is being distributed only to and is directed only at: (i) persons who are “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies, unincorporated associations and other bodies within the categories described in Article 49(2)(a) to (d) of the Order and (iii) any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this Pricing Term Sheet or any of its contents. Any investment or investment activity to which this Pricing Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.

Any disclaimers or notices that may appear on this Pricing Term Sheet below the text of this legend are not applicable to this Pricing Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Term Sheet being sent via, or posted on, Bloomberg or another electronic mail system.

II-3

Annex I

Underwriting Agreement

[Intentionally omitted]